Exhibit 99.3
EXECUTION COPY
MAVERICK TUBE CORPORATION,
Issuer
AND
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of October 5, 2006

1.875% Convertible Senior Subordinated Notes due 2025

Supplementing the Indenture
dated as of November 15, 2005
between Maverick Tube Corporation and
The Bank of New York Trust Company, N.A., Trustee

          FIRST SUPPLEMENTAL INDENTURE, dated as of October 5, 2006 (the “First Supplemental Indenture”), between Maverick Tube Corporation, a Delaware corporation (the “Company”), and The Bank of New York Trust Company, N.A., a national banking association organized under the laws of the United States, as Trustee (the “Trustee”).
W I T N E S S E T H:
          WHEREAS, the Company has heretofore made, executed and delivered to the Trustee an Indenture, dated as of November 15, 2005 (the “Indenture”), between the Company and the Trustee, providing for the issuance of 1.875% Convertible Senior Subordinated Notes due 2025 (the “Notes”);
          WHEREAS, the Company issued Notes in a private placement on November 18, 2005, and Notes remain outstanding as of the date hereof;
          WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of June 12, 2006 (the “Merger Agreement”), among the Company, Tenaris, S.A., a Luxembourg société anonyme (“Purchaser”), and Tenaris, S.A. Acquisition Corporation, a Delaware corporation and indirect wholly-owned subsidiary of the Purchaser (“Merger Sub”), Merger Sub will be merged with and into the Company and the Company shall be the surviving corporation (the “Merger”); and pursuant to the Merger Agreement, each issued and outstanding share of common stock, par value $0.01 per share (the “Common Stock”), of the Company will be exchanged for the right to receive merger consideration in cash in an amount equal to $65.00 and, following the Merger, all of the Common Stock will be cancelled;
          WHEREAS, the Merger occurred on October 5, 2006;
          WHEREAS, Section 15.01(a) of the Indenture has heretofore provided that, subject to certain conditions, and upon compliance with the provisions of Article XV of the Indenture, a Noteholder may convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of a Note at a rate of 24.6406 shares of Common Stock per $1,000 principal amount under the circumstances and during the periods set forth in the Indenture, subject to adjustment as set forth in the Indenture;
          WHEREAS, the Merger constitutes a Fundamental Change as defined in the Indenture;
          WHEREAS, Section 15.01(e) of the Indenture provides that in the event of a conversion of Notes by a Noteholder in connection with a Fundamental Change that occurs prior to November 15, 2013, the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock determined by reference to the table in Schedule A to the Indenture, based on the date on which the Fundamental Change becomes effective and the Stock Price; provided, that if the actual Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price and the two nearest Effective Dates;
          WHEREAS, with respect to the Merger, the Effective Date is October 5, 2005 and the Stock Price is $65.00;
          WHEREAS, the Company has determined that, with respect to the Merger, the number of Additional Shares is 1.4297 and, accordingly, the Conversion Rate immediately prior to the Merger is 26.0703;
          WHEREAS, as a result of the Merger, a holder of one share of Common Stock is entitled to receive cash in the amount of $65.00 in exchange for such shares;
          WHEREAS, Section 15.06 of the Indenture provides that if the Company is a party to any consolidation, merger or combination with another Person as a result of which holders of Common Stock are entitled to receive cash, securities or other property or assets in exchange for their Common Stock, then the Company shall execute with the Trustee a supplemental indenture to the Indenture providing for the conversion and settlement of the Notes and any applicable adjustments thereto such that the right to convert each $1,000 principal amount of Notes will be changed to a right to convert such Note by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive;
          WHEREAS, the Company is executing and delivering to the Trustee this First Supplemental Indenture in accordance with the provisions of Section 15.06 of the Indenture; and
          WHEREAS, all acts and things necessary to make this First Supplemental Indenture a valid, binding and legal agreement according to its terms have been done and performed, and the execution of this First Supplemental Indenture has in all respects been duly authorized.
          NOW, THEREFORE, in consideration of the premises contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee hereby agree for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:
          Section 1. Pursuant to Section 15.01 of the Indenture, the Company hereby agrees that until the Fundamental Change Repurchase Date set forth in the Fundamental Change Company Notice, dated October 6, 2006, a Holder may convert its Notes into cash in an amount per $1,000 principal amount equal to $1,694.60, and thereafter, at any time during which the conditions of Article XV of the Indenture are met, a Holder may convert its Notes into cash in an amount per $1,000 principal amount equal to $1,601.64, and the parties hereto agree that:
          (a) The first sentence of Section 15.01(a) of the Indenture is hereby amended to read in its entirety as follows:
Subject to the conditions described in clause (i) and (ii) below, and upon compliance with the provisions of this Article XV, a Noteholder shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note into cash at a rate (the “Conversion Rate”) of $1,694.60 per $1,000 principal amount until the Fundamental Change Repurchase Date specified in the Fundamental Change Company Notice, dated October 6, 2006, and $1,601.64 per $1,000 principal amount thereafter until the close of business on the scheduled Trading Day immediately preceding August 15, 2013 (the “Conversion Obligation”) under the circumstances and during the periods set forth below.
       (b) The second sentence of the eleventh paragraph of the Reverse of the Notes is hereby amended to read:
The Conversion Rate shall be $1,694.60 in cash for each $1,000 principal amount of Notes until the Fundamental Change Repurchase Date specified in the Fundamental Change Company Notice, dated October 6, 2006, and thereafter shall be $1,601.64 in cash for each $1,000 principal amount of Notes.
          Section 2. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 3. Nothing in this First Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors under the Indenture and the Noteholders, any benefit or any legal or equitable right, remedy or claim under the Indenture.
          Section 4. Unless otherwise defined in this First Supplemental Indenture, all terms used in this First Supplemental Indenture shall have the meanings assigned to them in the Indenture.
          Section 5. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          Section 6. This First Supplemental Indenture amends and supplements the Indenture and shall be a part and subject to all the terms thereof. Except as amended and supplemented hereby, the Indenture and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.
          Section 7. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          Section 8. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this First Supplemental Indenture.
          Section 9. All agreements of the Company in this First Supplemental Indenture shall bind its successor. All agreements of the Trustee in this First Supplemental Indenture shall bind its successor.
          Section 10. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture by the Trust Indenture Act of 1939, as amended, the required provision shall control.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

MAVERICK TUBE CORPORATION

By	/s/ German Cura Name: German Cura
Title: Chairman of the Board, Chief
Executive Officer and President
Sworn to before me this
5th day of October, 2006.

/s/ Elizabeth A. Schepers

Notary Public

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By	/s/ Mary A. Callahan Name: Mary A. Callahan
Title: Vice President
Sworn to before me this
5th day of October, 2006.

/s/ Julie Braun

Notary Public